Exhibit 99.1

For Immediate Release

AROTECH ANNOUNCES PROPOSED

PUBLIC OFFERING OF COMMON STOCK

Ann Arbor, Michigan, September 12, 2013 – Arotech Corporation (NasdaqGM: ARTX), a provider of quality defense and security products for the military, law enforcement and homeland security markets, announced today that it intends to offer shares of its common stock in an underwritten public offering. All of the shares in the offering are to be sold by Arotech. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the final size or terms of the offering.

In connection with the offering, B. Riley & Co., LLC is acting as sole book-running manager.

Arotech expects to use the net proceeds from the offering for general corporate purposes, which may include increasing its working capital, reducing its bank line of credit, funding research, development and product manufacturing, acquisitions or investments in businesses, products or technologies that are complementary to its own, and capital expenditures.

A shelf registration statement (No. 333-190808) relating to the shares of common stock to be issued in the proposed offering was filed with the Securities and Exchange Commission (SEC) and is effective. A preliminary prospectus supplement and accompanying base prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the preliminary prospectus supplement, when available, may be obtained by contacting the Compliance Department, B. Riley & Co., LLC, 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025 at (888) 295-0155 and at compliance@brileyco.com. Before you invest, you should read the preliminary prospectus supplement and accompanying prospectus in the registration statement and other documents Arotech has filed or will file with the SEC for more complete information about Arotech and the offering.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers and advanced zinc-air and lithium batteries and chargers. Arotech operates two major business divisions: Training and Simulation and Battery and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan, and research, development and production subsidiaries in Alabama, Michigan, and Israel. For more information on Arotech, please visit Arotech’s website at www.arotech.com.

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Investor Relations Contacts: Ehud Helft & Kenny Green CCG Investor Relations Tel: 1 646 201 9246 arotech@gkir.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders (including as a result of budgetary cuts resulting from automatic sequestration under the Budget Control Act of 2011); and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

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